Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-05081, 333-185731, and 333-258295 on Form S-8 of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of the Hancock Whitney Corporation 401(k) Savings Plan for the year ended December 31, 2023.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana

June 26, 2024